Exhibit 8.1

98 SAN JACINTO BLVD. SUITE 1500 AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

July 25, 2014

Tallgrass Energy Partners, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211-2609

Ladies and Gentlemen:

We have acted as counsel to Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale by the Partnership of common units representing limited partner interests in the Partnership as set forth in the prospectus dated June 12, 2014 (the “Base Prospectus”) forming part of the registration statement on Form S-3 (Registration No. 333-196454) (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) and the prospectus supplement to the Base Prospectus dated July 22, 2014 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). In connection therewith, we prepared (i) the discussion set forth under the caption “Material Federal Income Tax Consequences” in the Prospectus Supplement and (ii) the discussion set forth under the caption “Material Federal Income Tax Consequences” in the Base Prospectus (collectively, the “Discussion”).

We hereby confirm that all statements of legal conclusions, but not statements of factual matters, contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement and the Prospectus, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the representatives of the Partnership.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement, and to the reference to our firm and this opinion in the Discussion. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.